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                                                                  Exhibit 4.23


                                                                EXECUTION COPY



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                               GUARANTY AGREEMENT

                                     BETWEEN

                         TENASKA GEORGIA PARTNERS, L.P.

                                       AND

                            THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE

                          DATED AS OF NOVEMBER 1, 1999

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                        This instrument was prepared by:

                                 KING & SPALDING
                           1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036


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                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (the "Guaranty") made and entered into as of November 1, 1999, by and between TENASKA GEORGIA PARTNERS, L.P., a limited partnership duly organized and existing under the laws of State of Delaware (the "Guarantor"), and THE CHASE MANHATTAN BANK, a New York banking corporation having its principal corporate trust office in The City of New York, New York, together with any successor trustee or trustees at the time serving as such under the Indenture of Trust described below (the "Trustee");

                         W I T N E S S E T H   T H A T:

         WHEREAS, at the request of the Guarantor, the Development Authority of Heard County, a public body corporate and politic created and existing under the laws of the State of Georgia (the "Issuer"), has agreed to issue its Taxable Industrial Development Revenue Bonds (Tenaska Georgia Partners, L.P. Project), Series 1999, in an aggregate principal amount not to exceed $400,000,000 (the "Bonds"); and

         WHEREAS, the Bonds are to be issued under and pursuant to an Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee (as the same may be supplemented or amended from time to time in accordance with its terms, the "Indenture"), a true and correct copy of which has been delivered to the Guarantor, and the Bonds are more particularly described in Articles II and III of the Indenture (unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Indenture); and

         WHEREAS, the proceeds derived from the issuance and sale of the Bonds are to be applied toward the acquisition of certain real estate (the "Leased Land"), the acquisition, construction and installation of certain buildings and structures thereon (the "Building") and the acquisition, construction and installation of new machinery and equipment and related real and personal property therein (the "Lease Equipment") (collectively, the "Project") to be leased to the Guarantor subject to "Permitted Liens" for the use and benefit of the Guarantor pursuant to a Lease Agreement, dated as of November 1, 1999 (as the same may be amended from time to time in accordance with its terms, the "Lease Agreement") between the Issuer, as lessor, and the Guarantor, as lessee; and

         WHEREAS, the Guarantor desires that the Issuer issue the Bonds and apply the proceeds derived therefrom as described above and is willing to enter into this Guaranty, intending to be legally bound hereby;

         NOW THEREFORE, in consideration of the premises the Guarantor does hereby agree with the Trustee, intending to be legally bound hereby, as follows:


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                                  ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

         Section 1.1. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. The Guarantor represents and warrants that:

             (a) ORGANIZATION; POWER; AND STATUS. The Guarantor (i) is a limited partnership duly organized and validly existing under the laws of the State of Delaware and (ii) is duly qualified to do business as a limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own, lease or hold its property and to conduct the business in which it is now engaged or proposed to be engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect (as such term is defined in the Common Agreement).

             (b) AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY. (i) The Guarantor has full partnership right, power and authority to execute and deliver this Guaranty and to perform its obligations hereunder; and all partnership action required to be taken for the due and proper authorization, execution and delivery of this Guaranty and the consummation of the transactions contemplated hereby has been duly and validly taken.

                           (ii) This Guaranty has been duly authorized, executed and delivered by the Guarantor. This Guaranty constitutes a valid and legally binding obligation of the Guarantor enforceable against it in accordance with the terms hereof, except to the extent limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law).

             (c) NO CONFLICTS; LAWS; AND CONTRACTS. The execution, delivery and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject, (ii) result in any violation of the provisions of the Partnership Agreement (as such term is defined in the Common Agreement), or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Guarantor or any of its properties or assets.


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                                  ARTICLE II

                            COVENANTS AND GUARANTEES

         Section 2.1. GUARANTEE OF BONDS. The Guarantor hereby absolutely and unconditionally guarantees to the Trustee for the benefit of the owners at any time and from time to time of the Bonds the full and prompt payment in accordance with the provisions of the Indenture of: (a) the principal of any Bond when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration or call for prepayment or otherwise and (b) the interest on any Bond when and as the same shall become due and payable. If the owner of any Bond shall fail to receive any such payment as and when said payment becomes due, the Guarantor shall immediately pay to the Trustee, in lawful money of the United States of America, an amount equal to the required payment. In the event of such a failure, this guarantee is a primary and original obligation of the Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee of payment and is not a guarantee of collectibility or performance and is in no way conditioned or contingent upon any attempt to collect from the Issuer or to realize upon any of the Trust Estate (as defined in the Indenture). This Guaranty shall remain in full force and effect without respect to future changes in conditions, including change in law, until the Payment in Full of the Bonds (as defined in the Indenture). Subject to the provisions of Section 5.2 hereof and unless all of the Bonds shall have become due at stated maturity or by acceleration or prepayment prior to stated maturity or otherwise, each and every default in payment of the principal of or interest on any Bond shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor hereby waives (a) notice of the acceptance hereof and of any action taken or omitted in reliance hereon, (b) any presentment, demand, notice or protest of any kind, except as required under the Lease Agreement and the Indenture, and (c) to the fullest extent permitted by law, any other act or thing or omission or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or which might otherwise operate as a discharge of the Guarantor's obligations hereunder, except payment.

         If any principal of the Bonds shall have been accelerated pursuant to Section 11.02 of the Indenture, and such acceleration shall have been rescinded and annulled pursuant to Section 11.13 of the Indenture, then the amount of principal that was the subject of such acceleration shall no longer be considered as due under the provisions of this Section and Section 5.1 of this Guaranty.

         Section 2.2. UNCONDITIONAL OBLIGATION. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until Payment in Full of the Bonds in accordance with the Indenture and, until Payment in Full of the Bonds, shall not to the fullest extent permitted by law, be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:


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             (a) the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Issuer under the Indenture, the Lease Agreement or the Security Deed;

             (b) the failure to give notice to the Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty or an Event of Default under the Indenture, the Lease Agreement or the Security Deed;

             (c) the assigning or mortgaging or the purported assigning or mortgaging of all or any part of the interest of the Issuer in the Project;

             (d) the waiver of the payment, performance or observance by the Issuer of any of its obligations, covenants or agreements contained in the Indenture, the Lease Agreement or the Security Deed or by the Guarantor of any of its obligations, covenants or agreements contained in this Guaranty, the Bond Purchase Agreement or the Lease Agreement;

             (e) the extension of the time for payment of any principal of or interest on any Bond or any part thereof owing or payable on such Bond or under this Guaranty or of the time for performance of any other obligation, covenant or agreement under or arising out of the Indenture, the Lease Agreement, the Security Deed or this Guaranty or the extension or the renewal of either thereof;

             (f) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture, the Lease Agreement or the Security Deed;

             (g) the taking of or the omitting to take any of the actions referred to in, or required by, the Indenture, the Lease Agreement, the Security Deed or this Guaranty;

             (h) any failure, omission, delay or lack on the part of the Issuer or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee by this Guaranty or on the Issuer or the Trustee by the Indenture, the Lease Agreement or the Security Deed, or any other act or acts on the part of the Issuer, the Trustee or any of the owners at any time or from time to time of the Bonds;

             (i) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of the Guarantor or the Issuer, the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or the Issuer or any of the assets of either of them, or any allegation or contest of the validity of this Guaranty, the Lease Agreement or the Security Deed in any proceeding;


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             (j) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law;

             (k) any right of set-off, counterclaim, reduction, or diminution which the Guarantor might have against the Issuer or the Trustee other than payment under this Guaranty;

             (l) failure of the Issuer to issue or failure of the Guarantor to request the Issuer to order authenticated and delivered by the Trustee, Bonds in the entire amount authorized pursuant to the terms of the Indenture;

             (m) Payment or prepayment (whether by payment or refunding) of any portion of the Bonds, except to the extent of such payment; or

             (n) the failure of the Guarantor fully to perform any of its obligations set forth in this Guaranty.

         Section 2.3. WAIVER OF NOTICE. The Guarantor hereby expressly waives notice in writing, or otherwise, from the Trustee or the owners at any time or from time to time of any of the Bonds of their acceptance and reliance on this Guaranty.

         Section 2.4. COSTS, EXPENSES AND FEES. The Guarantor agrees to pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in connection with this Guaranty, whether the same shall be enforced by suit or otherwise.

                                   ARTICLE III

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IV

                         NOTICE AND SERVICE OF PROCESS,
                           PLEADINGS AND OTHER PAPERS

         Section 4.1. AGENT FOR SERVICE. The Guarantor designates and appoints, without power of revocation prior to Payment in Full of the Bonds,
(i) Tenaska Georgia, Inc., a Delaware corporation, the general partner of the Guarantor, and (ii) the Secretary of State of the State of Georgia, as the respective agents of the Guarantor upon whom may be served all process, pleadings, notices or other papers which may or must be served upon the Guarantor as a result of any of its obligations under this Guaranty. The Guarantor shall take any and all actions,


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including the filing of any and all documents or instruments as shall be necessary to continue such appointment in full force and effect.

         Section 4.2. NO DEFENSE, COUNTERCLAIM OR SET-OFF. The Guarantor further agrees, covenants and stipulates, without power of revocation prior to Payment in Full of the Bonds that in any civil suit or action brought (after notice as provided herein) against it as a result of any of its obligations under this Guaranty, it will not assert as a defense, counterclaim or set-off (i) any default by the Issuer or the Trustee, or (ii) any cause of action, claim or counterclaim which it may have against the Issuer or the Trustee. Failure to assert such matter shall not be deemed to be a waiver by the Guarantor but the same may be asserted in a separate action.

         Section 4.3. NOTICES. Any process, pleadings, notices or other papers served upon any of the foregoing agents shall, at the same time, be sent by certified or registered mail, postage prepaid, return receipt requested, or by overnight delivery, to the Guarantor at the address specified in Section 6.6 hereof, or to such other address as may be furnished by the Guarantor to the Issuer and the Trustee in writing.

                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

         Section 5.1. EVENTS OF DEFAULT. If any of the following events occurs and is continuing, it is hereby defined and declared to be and constitute an "event of default" hereunder:

             (a) failure by the Guarantor to make any payment required to be made under Section 2.1 hereof as and when the same shall become due and payable two business days after written notice of such failure shall have been given to any officer of the Guarantor; or

             (b) failure by the Guarantor to comply with any other provision of this Guaranty and continuance of such failure for more than 60 days after written notice of such failure so to comply with this Guaranty have been given to any officer of the Guarantor.

         Section 5.2. REMEDIES. Whenever any event of default referred to in
Section 5.1 hereof shall have occurred and is continuing, the Trustee may, with the consent of the Collateral Agent, and shall, at the direction of the Collateral Agent, take such action and pursue such remedies against the Guarantor as may be available at law or in equity, and the Trustee shall have the right, with the consent of the Collateral Agent, to proceed first and directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Issuer, the Trustee or the Collateral Agent. Before taking any action hereunder, the Trustee may require that satisfactory indemnity be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or wilful default, by reason of any action so taken.


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         The right to enforce this Guaranty is vested exclusively in the Trustee for the equal and pro rata benefit of all owners at any time of the Bonds (including the Collateral Agent, as pledgee of the Bonds under the Security Documents, as such term is defined in the Common Agreement), unless the Trustee refuses or neglects to act within a reasonable time after being requested in writing to do so by the Collateral Agent and after being furnished satisfactory indemnity as aforesaid, in which event the Collateral Agent may thereupon so act in the name and behalf of the Trustee or may so act in its own name in lieu of action by or in the name and behalf of the Trustee.

         Section 5.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, event of default, omission or failure of performance hereunder shall impair any such right or power or be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to physically produce the Bonds in any proceedings instituted by the Trustee or to give any notice, other than such notice as may be herein expressly required.

         Section 5.4. GUARANTY FOR BENEFIT OF TRUSTEE AND OWNERS OF THE BONDS. This Guaranty is entered into by the Guarantor for the benefit of the Trustee and the owners of the Bonds (including the Collateral Agent, as pledgee of the Bonds under the Security Documents, as such term is defined in the Common Agreement) and any successor trustee or co-trustee and their respective successors and assigns under the Indenture, all of whom shall be entitled to enforce performance and observance of this Guaranty, subject to the provisions of Section 5.2 hereof, and of the guarantees and other provisions herein contained to the same extent as if they were parties signatory hereto.

         Section 5.5. REMEDIES CUMULATIVE. The terms of this Guaranty may be enforced as to any one or more breaches, either separately or cumulatively.

                                  ARTICLE VI

                      WAIVERS, AMENDMENTS AND MISCELLANEOUS

         Section 6.1. WAIVERS, AMENDMENTS AND MODIFICATIONS. In the event any provision contained in this Guaranty should be breached by the Guarantor and thereafter duly waived by the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Trustee. The Trustee shall not consent to any amendment or modification of this Guaranty or waive any of the provisions hereof without the written approval or consent of the Collateral Agent and of the owners of all of the Bonds at the


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time outstanding given as hereinafter provided. If at any time, the Guarantor shall request the consent of the Trustee to any such proposed amendment, change or modification of this Guaranty or the waiver of any of the provisions hereof, the Trustee shall (except as hereinafter set forth), upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change, modification or waiver to be mailed, first class mail, postage prepaid, to all owners of outstanding Bonds. Such notice shall briefly set forth the nature of such proposed amendment, change, modification or waiver and shall state that copies of the instrument embodying the same are on file at the principal corporate trust office of the Trustee for inspection by all owners of the Bonds. If, within 10 days or such longer period as shall be prescribed by the Trustee following the mailing of such notice, the owners of not less than the requisite percentage of outstanding Bonds as required in this Section 6.1 shall have consented to and approved the execution of such amendment, change, modification or waiver of this Guaranty as herein provided, no owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Guarantor from executing the same or from taking any action pursuant to the provisions thereof.

         In no event shall any amendment be made without the written consent of the Guarantor and the Collateral Agent.

         No amendment, change, modification, alteration or termination of the Indenture shall be effective that would in any way increase the Guarantor's obligations under this Guaranty without obtaining the prior written consent of the Guarantor.

         Section 6.2. EFFECTIVE DATE. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally when any Bonds shall have been initially issued, sold and delivered by the Issuer as contemplated in the Indenture.

         Section 6.3. GOVERNING LAW. This Guaranty and the rights and obligations of the parties hereto (including third party beneficiaries) shall be governed, construed and interpreted according to the laws of the State of Georgia.

         Section 6.4. ENTIRE AGREEMENT; COUNTERPARTS. This Guaranty constitutes the entire agreement, and supersedes all prior agreements, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.5. SEVERABILITY. If any provision of this Guaranty shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any Constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering


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any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

         Section 6.6. NOTICES. Any notice or notices which may be or are required to be given to the Guarantor respecting any matter pertaining to this Guaranty shall be deemed to have been sufficiently given if in writing and forwarded in a sealed envelope by United States registered or certified mail, postage prepaid, return receipt requested, or by next day air, and if given to the Guarantor, addressed to the Guarantor at Tenaska Georgia Partners, L.P., c/o Nelson, Morrow Waldron, 675 Commercial Federal Tower, 2120 S. 72nd Street, Omaha, Nebraska 68124, Attention: W.C. Nelson, Esq., Telephone (402) 392-2340, Telecopy (402) 392-2130 with a copy to Long, Aldridge & Norman, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308,
Attention: Michael S. Bradley, Esq., Telephone (404) 527-4650, Telecopy (404) 527-4198 or, if given to the Trustee, addressed to the Trustee at The Chase Manhattan Bank, Capital Markets Fiduciary Services, 450 West 33rd Street, 15th Floor, New York, New York 10001. Either party may, by notice given hereunder, designate any further or different address to which subsequent notices shall be sent.

         Section 6.7. HEADINGS. The headings of the several Articles and Sections of this Guaranty are for convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         Section 6.8. SUCCESSORS. This Guaranty shall be binding upon the undersigned Guarantor and its successors and assigns and shall inure to the benefit of, and shall be enforceable by, the Trustee and its successors and assigns and, subject to the provisions of Section 5.2 hereof, the Collateral Agent until Payment in Full of the Bonds as provided in the Indenture.


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         IN WITNESS WHEREOF, the Guarantor pursuant to proper resolution duly passed, has caused this Guaranty to be executed in its name and behalf by its duly authorized officers as of the date first above written.

                             TENASKA GEORGIA PARTNERS, L.P.,

                             a Delaware Limited Partnership

                             By:      TENASKA GEORGIA, INC., a Delaware
                                      Corporation, its General Partner

                                      By: /S/__________________________
                                      Title:  Michael F. Lawler
                                              Vice President of Finance &
                                              Treasurer